Exhibit 10.5.1

Amendment #1 to

TAX MATTERS AGREEMENT

THIS AMENDMENT #1 TO TAX MATTERS AGREEMENT (this “Amendment”), dated December 8, 2015, and effective as of the Effective Date, is made by and among SecureWorks Corp. (f/k/a SecureWorks Holding Corporation), for itself and its Subsidiaries (“Spyglass”), and Denali Holding Inc., for itself and its Subsidiaries other than Spyglass (“Dell”) (each a “Party” and collectively, the “Parties”) and amends the Tax Matters Agreement, dated July 20, 2015, that was entered into by and between the Parties (“Agreement”). Capitalized terms used herein, but not defined herein, shall have the meanings given to such terms in the Agreement.

RECITALS

WHEREAS, the Parties previously entered into the Agreement in order to set forth their agreement regarding the allocation of Taxes, the filing of Tax Returns, the administration of Audits (as defined in the Agreement) and other related matters; and

WHEREAS, the Parties now wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions, and covenants contained in this Amendment, the Parties, intending to be legally bound, hereby agree as follows:

1. Recitals. The fourth recital of the Agreement shall be deleted in its entirety and replaced with the following:

“WHEREAS, Dell and Spyglass desire to set forth their agreement regarding the allocation of Taxes (as defined below), the filing of Tax Returns (as defined below), the administration of Audits (as defined below) and other related matters after the Effective Date of this Agreement.”

2. Section 3.05(c). Section 3.05(c) of the Agreement shall be deleted in its entirety and replaced with the following:

“(c) Year of the Effective Date. For purposes of this Agreement, the taxable year that includes the Effective Date shall be treated as if it were comprised of two taxable periods, one of which ends on the Effective Date and one of which begins on the day after the Effective Date. For purposes of computing the Federal Taxes attributable to each period of the taxable year, the amount of any item that is taken into account only once for each taxable year (e.g., the benefit of graduated tax rates, exemption amounts) shall be allocated between the two portions of the year in proportion to the number of days in each portion. To the extent needed under this Agreement, the Spyglass Group Federal Income Tax Liability shall be determined separately for each period.”

3. Section 3.09(e). 3.09(e) of the Agreement shall be deleted in its entirety and replaced with the following:

“(e) Year of the Effective Date. Consistent with Section 3.05(c), if there is a redetermination that affects a Consolidated Return or Combined Return for the taxable year that includes the Effective Date, the Redetermination Amount shall be determined separately for the taxable period ending on the Effective Date and the taxable period beginning on the day after the Effective Date.”

4. Miscellaneous. Except as amended by the terms of this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall govern and control. This Amendment and the Agreement constitute the sole and entire understanding of the Parties with respect to the matters contemplated hereby and supersede and render null and void all prior negotiations, representations, agreements, and understandings (oral and written) between the Parties with respect to such matters. This Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. This Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

DENALI HOLDING INC.

By:	/s/ Janet B. Wright
Name:	Janet B. Wright
Title:	Vice President & Assistant Secretary

SECUREWORKS CORP.

By:	/s/ Michael R. Cote
Name:	Michael R. Cote
Title:	President and Chief Executive
Officer